Exhibit 99




Contact:        Mark A. Steinkrauss, Vice President - Corporate Relations
                (312) 630-1900  email:  mark.steinkrauss@teldta.com

FOR RELEASE:  IMMEDIATE

        TDS REPORTS STRONG CUSTOMER AND REVENUE GROWTH; CASH FLOW AND NET
                     INCOME REDUCED BY AERIAL START-UP COSTS

April  21,  1998 -  Chicago,  Illinois  -  Telephone  and  Data  Systems,  Inc.,
[AMEX:TDS] reported strong customer and revenue growth for its first fiscal quarter as both U.S. Cellular and Aerial Communications posted strong growth in subscriber units. Start-up costs at Aerial continued to reduce cash flow and operating income during the first quarter. Loss per share from operations, excluding gains, totaled $(.64) for the quarter compared to diluted earnings per share of $.15, excluding gains, in the first quarter of 1997.

First Quarter Highlights:

              o Revenues grew 35% over the first quarter of 1997 to $392 million fueled by a 33% jump in cellular revenues and a 56% increase in cellular customer units.

              o Operating cash flow, excluding the effects of Aerial's start-up activity, increased 20% to $125.6 million in the first quarter of 1998. Including Aerial, operating cash flow declined 27% to $75.9 million.

              o Net (loss) available to common, excluding gains from asset sales, was $(38.8) million in the first quarter compared to net income available to common of $9.1 million in the first quarter of 1997. First quarter 1998 results reflect Aerial losses which reduced net income available to common by $45.3 million in the quarter and $11.6 million in the first quarter of 1997.

              o Primarily due to the effects of Aerial's operating losses, TDS reported a loss per share of $(.64) in the first quarter of 1998, excluding gains from asset sales, compared to diluted earnings per share of $.15 in 1997. The net loss associated with Aerial's operations reduced earnings per share by $.75 in the quarter and $.19 in the first quarter of 1997.

              o Gains from asset sales contributed $112.5 million or diluted earnings per share of $1.84 per share in the first quarter of 1998.

LeRoy T. Carlson, Jr., President and Chief Executive Officer commented: "U.S. Cellular added 107,000 customers during the first quarter of 1998 and is well on its way to achieving its aggressive full year targets. With continued investment in the Company's network and business systems, U.S. Cellular is well positioned to become first choice in a very competitive market sector.

"TDS Telecom reported solid increases in access lines and minutes during the first quarter. The advent of CLEC Service combined with growth in its structured wiring program and its internet service has TDS Telecom and its customers excited about its expanding array of communications offerings.

"Aerial Communications added 40,000 customers during the first quarter. This represents a 32% increase over year-end figures. Just one year after launching its first market in Columbus, Ohio, Aerial is already serving over 165,000 customers. We are also encouraged by the reduction in its cost of acquisition per gross addition, and by Aerial's average revenue per unit which remains higher than the 1997 cellular industry average.

"In 1998, we anticipate strong customer and revenue growth as well as strong cash flow and earnings performance in our U.S. Cellular and TDS Telecom groups. We also expect that the costs of Aerial's operations will continue to reduce cash flow and earnings during 1998. Thereafter, we currently anticipate a return to strong positive growth in cash flow and earnings for TDS."

United States Cellular Corporation [AMEX:USM] TDS's 81.1% - owned subsidiary reported 56% customer growth since March 31, 1997. U.S. Cellular's customer units in service totaled 1,817,000. Net customer unit activations from marketing channels increased 18% to 107,000 from 91,000 activations during the first quarter of 1997.

U.S. Cellular's service revenues increased 32% to $236.3 million in the first quarter compared to $179.6 million for the first quarter of 1997. Operating cash flow increased 46% to $78.4 million in the quarter compared to $53.6 million in the first quarter of 1997. USM plans to invest approximately $330 million in capital equipment and business system upgrades during 1998.

TDS Telecommunications Corporation ("TDS Telecom"), a wholly owned subsidiary, reported a 10% increase in revenues in the first quarter versus the same period a year ago. TDS Telecom's landline telephone revenues increased 9%, based on a 7% increase in access lines and a strong increase in minutes of use. Operating cash flow from the landline business was essentially unchanged at $50.2 million. TDS Telecom's operating margin on its landline business was 23% during the first quarter compared to 27% in the first quarter of 1997. The reduced margin reflects the impact of higher expenses for the company's data network and increased sales and customer service costs. TDS Telecom is experiencing some downward pressure on certain revenue streams, and smaller margins on new non-traditional product offerings such as DBS (Direct Broadcast Satellite).

TDS Telecom generated approximately $3.7 million in revenues and $5.9 million in expenses during the first quarter of 1998 related to its internet and structured wiring service offerings. The company anticipates that these products will produce increasing revenues during the next several quarters. Additionally, Telecom reported approximately $2.0 million in expenses during the quarter related to the commencement of service in its CLEC operation in Madison, Wisconsin. TDS Telecom plans to invest approximately $140 million in capital spending in 1998.

Aerial Communications, Inc. [NASDAQ:AERL], TDS's 82.4% - owned subsidiary reported 40,000 net customer activations during the first quarter of 1998. Aerial reported revenues of $30.7 million. Aerial's operating cash flow for the first quarter of 1998 was a negative $49.6 million and Aerial's capital expenditures for 1998 are anticipated to be approximately $75 million.

American Paging, Inc. Effective March 31, 1998, TDS contributed substantially all of the assets and certain limited liabilities of American Paging, Inc., ("APP") while TSR Paging, Inc., ("TSR") of Fort Lee, NJ, contributed all its assets and liabilities to a limited liability company called TSR Wireless Holdings, LLC pursuant to a previously announced asset contribution agreement. The asset contribution agreement provides that, subject to adjustment, TDS will have a 30% interest and TSR will have a 70% interest in the new company. This is the final step in the combination of American Paging, Inc., with TSR Paging, Inc.

TDS is a  Chicago-based  telecommunications  company with  established  cellular telephone, established local telephone and developing PCS operations. TDS strives to build value for its shareholders by providing excellent communications services in attractive, closely related segments of the telecommunications industry.

Except for  historical  and  factual  information  contained  herein,  all other
information  set  forth  in  this  news  release   represents   forward  looking
statements, including all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, that involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Investors are encouraged to consider these risks and uncertainties which are discussed in documents filed by the Company with the Securities and Exchange Commission. TDS undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.


Internet Home Pages:                TDS http://www.teldta.com
                                    TDS http://www.uscc.com
                                    TDS http://www.aerial1.com

                                                TELEPHONE AND DATA SYSTEMS, INC.
                                                   SUMMARY OPERATING DATA


Quarter Ended                                          3/31/98          12/31/97          9/30/97          6/30/97        3/31/97


U.S. Cellular:
Total pops (1)                                          25,674             25,300          26,012             25,810        25,873
TDS's proportionate share                               20,812             20,517          21,044             20,890        20,941
Consolidated Markets:
    Pops owned (000s)                                   22,837             22,611          20,578             20,557        20,390
    Total population (000s)                             24,034             24,034          21,844             21,844        21,712
    Customer units                                   1,817,000          1,710,000       1,357,000          1,263,000     1,164,000
    Market penetration                                   7.56%              7.11%           6.21%              5.78%         5.36%
    Markets in operation                                   134                134             132                132           131
    Cell sites in service                                1,786              1,748           1,556              1,485         1,377
    Average monthly revenue per unit             $       44.66    $         49.88   $       57.56    $         58.41   $     53.50
    Churn rate per month                                  1.7%               2.0%            2.0%               1.8%          2.0%
    Marketing cost per net customer add          $         579    $           469   $         603    $           531   $       550

TDS Telecom:
    Companies                                              107                106             105                105           105
    Access lines                                       528,900            515,500         506,600            500,000       493,000
    Growth in access lines from
       prior quarter-end:
          Acquisitions                                   6,000              3,200             ---                ---           ---
          Internal growth                                7,400              5,700           6,600              7,000         8,500
    Average monthly revenue
       per access line                           $          68    $            70   $          70    $            67   $        67

Aerial Communications:
    Total pops (1)                                      27,601             27,601          27,601             27,601        27,601
    TDS's proportionate share                           22,749             22,774          22,788             22,803        22,843
    Customer units                                     165,000            125,000          65,000             28,000           ---
    Market penetration                                   0.60%              0.45%           0.24%              0.10%           ---

Telephone and Data Systems:
    Notes Payable                                $     450,615    $       527,587   $     451,329    $       505,206   $   299,468
    Long-term Debt, excluding current            $   1,292,311    $     1,264,218   $   1,228,175    $       983,364   $   983,911

(1) Population equivalents ("Pops"), owned and acquirable, in thousands.
(2) At March 31, 1998, 60.9 million TDS Common and Series A Common Shares were outstanding and approximately 41,000 Common Shares were scheduled to be issued in the future pursuant to definitive acquisition agreements. An additional 926,000 Common Shares are registered for use in connection with the Company's continuing acquisition program.

                        TELEPHONE AND DATA SYSTEMS, INC.
                              FINANCIAL HIGHLIGHTS
                        Three Months Ended March 31, 1998
           (Unaudited, dollars in thousands, except per share amounts)

                                                             Increase (Decrease)
                                                             -------------------
                                      1998        1997         Amount   Percent
                                  ---------    ----------    ---------  --------
Operating Revenues
    U.S. Cellular                 $ 245,157    $  184,584    $  60,573    32.8%
    TDS Telecom                     116,215       105,571  *    10,644    10.1%
    Aerial Communications            30,746           ---       30,746    N/M
                                  ---------    ----------    ---------
                                    392,118       290,155      101,963    35.1%
                                  ---------    ----------    ---------
Operating Expenses Before Depreciation and Amortization
    U.S. Cellular                   166,735       130,978       35,757    27.3%
    TDS Telecom                      69,085        54,806  *    14,279    26.1%
    Aerial Communications            80,363           ---       80,363    N/M
                                  ---------    ----------    ---------
                                    316,183       185,784      130,399    70.2%
                                  ---------    ----------    ---------
Operating Cash Flow (Operating Income Plus Depreciation and Amortization)

    U.S. Cellular                    78,422        53,606       24,816    46.3%
    TDS Telecom                      47,130        50,765  *    (3,635)   (7.2%)
    Aerial Communications           (49,617)          ---      (49,617)   N/M
                                  ---------    ----------    ---------
                                     75,935       104,371      (28,436)  (27.2%)
                                  ---------    ----------    ---------
Depreciation and Amortization**
    U.S. Cellular                    45,267        30,161       15,106    50.1%
    TDS Telecom                      26,815        23,858  *     2,957    12.4%
    Aerial Communications            19,696           ---       19,696    N/M
                                  ---------    ----------    ---------
**includes amortization of
$12,761 and $10,458,
respectively                         91,778        54,019       37,759    69.9%
                                  ---------    ----------    ---------
Operating (Loss) Income From Ongoing Operations
    U.S. Cellular                    33,155        23,445        9,710    41.4%
    TDS Telecom                      20,315        26,907  *    (6,592)  (24.5%)
    Aerial Communications           (69,313)          ---      (69,313)   N/M
                                  ---------    ----------    ---------
                                    (15,843)       50,352      (66,195) (131.5%)
    American Paging Operating
     (Loss)                         (11,406)       (8,411)      (2,995)   35.6%
                                  ---------    ----------    ---------
Operating (Loss) Income             (27,249)       41,941      (69,190) (165.0%)
                                  ---------    ----------    ---------

Investment and Other Income
    Interest and Dividend Income      3,437         3,418           19     0.6%
    Minority Share of Income        (11,553)       (2,759)      (8,794)    N/M
    Cellular Investment Income, Net  13,605        17,920  *    (4,315)  (24.1%)
    PCS Development Costs               ---       (21,614)      21,614  (100.0%)
    Gain on Sale of Cellular and
     Other Investments              221,442           ---      221,442     N/M
    Other (Expense), Net             (3,049)       (1,637)      (1,412)   86.3%
                                  ---------    ----------    ---------
                                    223,882        (4,672)     228,554     N/M
                                  ---------    ----------    ---------

Income Before Interest and
     Income Taxes                   196,633        37,269      159,364     N/M
Interest Expense                     31,613        13,814       17,799   128.8%
Minority interest in income of
     subsidiary trust                 4,896           ---        4,896     N/M
                                  ---------    ----------    ---------

Income Before Income Taxes          160,124        23,455      136,669     N/M
Income Tax Expense                   85,954        13,838       72,116     N/M
                                  ---------    ----------    ---------

Net Income                           74,170         9,617       64,553     N/M
Preferred Dividend Requirement         (440)         (481)          41    (8.5%)
                                  ---------    ----------    ---------
Net Income Available to Common    $  73,730    $    9,136    $  64,594     N/M
                                  =========    ==========    =========

Average Common Shares
 Outstanding (000s)                  60,750        61,184         (434)   (0.7%)

Earnings Per Common Share (Basic) $    1.21    $     0.15    $    1.06     N/M
                                  =========    ==========    =========
Earnings Per Common Share
  (Diluted)                       $    1.20    $     0.15    $    1.05     N/M
                                  =========    ==========    =========


Diluted EPS--Operations           $   (0.64)   $     0.15    $   (0.79)    N/M
Diluted EPS--Gains                $    1.84    $      ---    $    1.84     N/M

N/M - Percentage change not meaningful.
*  Amounts reclassified for change in current year presentation.

                        TELEPHONE AND DATA SYSTEMS, INC.
                            BALANCE SHEET HIGHLIGHTS
                                 MARCH 31, 1998
                             (Dollars in thousands)

                                                           Aerial        TDS
                                    U.S.         TDS      Communica-   Corporate
                                  Cellular     Telecom      tions      & Other
                                  ---------   ---------   ---------   ----------

Cash and Cash Equivalents       $     2,521   $  52,908  $    1,130  $   10,242
Affiliated Cash Investments          60,197     161,991         ---         ---
Temporary Cash Investments              427      15,909         254         839
Notes Receivable - Affiliates           ---       1,469         ---     757,908
                                -----------   ---------   ---------  ----------
                                $    63,145   $ 232,277   $   1,384  $  768,989
                                -----------   ---------   ---------  ----------

Marketable Equity Securities    $   189,026   $   59,456  $     ---  $      ---
Marketable Non-equity Securities        429       15,881        256       3,173
License and Franchise Costs, net  1,142,450      217,665    295,154      23,169
Cellular Minority Interests          97,737        2,118        510       7,734
Other Investments                    15,300       11,652        ---   2,163,047
                                -----------   ----------  ---------  -----------
                                $ 1,444,942   $  306,772  $ 295,920  $2,197,123
                                ===========   ==========  =========  ==========

Property, Plant and Equipment,
  net                           $   955,550   $  840,979  $ 618,937  $   35,780
                                ===========   ==========  =========  ==========

Notes Payable: external         $       ---   $      ---  $     ---  $  450,615
               intercompany             ---       28,852    535,500     417,212
                                -----------   ----------  ---------  ----------
                                $       ---   $   28,852  $ 535,500  $  867,827
                                ===========   ==========  =========  ==========

Long-term Debt:
    Current Portion             $       ---   $   14,833  $     ---  $      241
    Non-current Portion             519,300      820,807    219,832     554,397
                                -----------   ----------  ---------  ----------
    Total                       $   519,300   $  835,640  $ 219,832  $  554,638
                                ===========   ==========  =========  ==========

Preferred Stock                 $       ---   $      ---  $     ---  $   28,099
                                ===========   ==========  =========  ==========

Trusted Originated Preferred
  Securities                    $       ---   $      ---  $     ---  $  300,000
                                ===========   ==========  =========  ==========

Total outstanding debt and
  Preferred Stock               $   519,300   $  864,492  $ 755,332  $1,750,564
                                ===========   ==========  =========  ==========

Construction Expenditures:
    Quarter Ended 3/31/98       $    53,099   $   28,811  $  33,064  $   (4,845)

                        TELEPHONE AND DATA SYSTEMS, INC.
                            BALANCE SHEET HIGHLIGHTS
                                 MARCH 31, 1998
                             (Dollars in thousands)

                                   (Continued)

                                Intercompany       TDS
                                Eliminations   Consolidated
                                ------------   ------------


Cash and Cash Equivalents       $       ---   $   66,801
Affiliated Cash Investments        (222,188)         ---
Temporary Cash Investments              ---       17,429
Notes Receivable - Affiliates      (759,377)         ---
                                -----------   ----------
                                $  (981,565)  $   84,230
                                ===========   ==========

Marketable Equity Securities    $       ---   $  248,482
Marketable Non-equity Securities        ---       19,739
License and Franchise Costs, net        (14)   1,678,424
Cellular Minority Interests          (2,672)     105,427
Other Investments                (2,019,482)     170,517
                                -----------   ----------
                                $(2,022,168)  $2,222,589
                                ===========   ==========

Property, Plant and Equipment,
  net                           $      ---    $2,451,246
                                ==========    ==========

Notes Payable:  external        $       ---   $  450,615
                intercompany       (981,564)         ---
                                -----------   ----------
                                $  (981,564)  $  450,615
                                ===========   ==========

Long-term Debt:
    Current Portion             $       ---   $   15,074
    Non-current Portion            (822,025)   1,292,311
                                -----------   ----------
    Total                       $  (822,025)  $1,307,385
                                ===========   ==========


Preferred Stock                 $       ---   $   28,099
                                ===========   ==========

Trust Originated Preferred
  Securities                    $       ---   $  300,000
                                ===========   ==========

Total outstanding debt and
  Preferred Stock               $(1,803,589)  $2,086,099
                                ===========   ==========

Construction Expenditures:
    Quarter ended 3/31/98       $       ---   $  110,129

                              TDS Telecom Highlights
                        Three Months Ended March 31, 1998
                       (Unaudited, dollars in thousands)
                                                            Increase (Decrease)
                                                          ---------------------
                                    1998         1997        Amount     Percent
                                ------------  ----------   ----------  ---------
Local Telephone Operating
 Revenues
    Local Service               $    32,551   $   29,861  $    2,690       9.0%
    Network Access and
     Long-Distance                   60,846       56,592       4,254       7.5%
    Miscellaneous                    13,897       12,179       1,718      14.1%
                                -----------   ----------  ----------
                                    107,294       98,632       8,662       8.8%
                                -----------   ----------  ----------
Local Telephone Operating Expenses
    Network Operations               20,678       18,030       2,648      14.7%
    Customer Operations              17,509       14,897       2,612      17.5%
    Corporate Expenses               18,948       15,456       3,492      22.6%
                                -----------   ----------  ----------
                                     57,135       48,383       8,752      18.1%
                                -----------   ----------  ----------

    Local Telephone Operating
     Cash Flow                       50,159       50,249         (90)     (0.2%)
                                -----------   ----------  ----------

    Local Telephone Depreciation
      and Amortization
    Depreciation                     24,498       21,502       2,996      13.9%
    Amortization                      1,509        1,791        (282)    (15.7%)
                                -----------   ----------  ----------
                                     26,007       23,293       2,714      11.7%
                                -----------   ----------  ----------

    Local Telephone Operating
     Income                          24,152       26,956      (2,804)    (10.4%)
                                -----------   ----------  ----------

Long-Distance Operations
    Revenues                          5,584        5,729        (145)     (2.5%)
    Expenses before Depreciation
     and Amortization                 4,931        4,757         174       3.7%
                                -----------   ----------  ----------
    Long-Distance Operating
     Cash Flow                          653          972        (319)    (32.8%)

    Long-Distance Depreciation
     and Amortization                   373          391         (18)     (4.6%)
                                -----------   ----------  ----------

    Long-Distance Operating
     Income                             280          581        (301)    (51.8%)
                                -----------  -----------  ----------

Other Services (1)
    Revenue                           3,816        1,442       2,374     164.6%
    Expenses before Depreciation      7,498        1,898       5,600       N/M
                                -----------  -----------  ----------
    Other Services Operating
     Cash Flow                       (3,682)        (456)     (3,226)      N/M


    Other Services Depreciation         435          174         261     150.0%
                                -----------  -----------  ----------

    Other Services Operating
     (Loss)                          (4,117)        (630)     (3,487)      N/M
                                -----------  -----------  ----------

Intercompany Revenues                  (479)        (232)       (247)    106.5%
Intercompany Expenses                  (479)        (232)       (247)    106.5%
                                -----------  -----------  ----------
                                        ---          ---         ---       N/M
                                -----------  -----------  ----------

Total TDS Telecom Operating
     Income                     $    20,315  $    26,907  $   (6,592)    (24.5%)
                                ===========  ===========  ==========



(1) Cellular revenues and expenses included in prior reports have been reclassified to non-operating income.
N/M - Percentage change not meaningful.